Exhibit I

                                                           RESULTS OF OPERATIONS
                                 THIRD QUARTER & NINE MONTHS ENDED JULY 31, 2001
--------------------------------------------------------------------------------

HACKENSACK, NJ, September 5, 2001 - First Real Estate Investment Trust ("FREIT") announced its operating results for the third quarter and nine months ended July 31, 2001.

Net Income for the third quarter increased 2.6% to $1,446,000 ($.92 per diluted share) on revenues of $5,036,000. This compares to Net Income of $1,409,000 ($.90 per share) on revenues of $4,892,000 for last years third quarter. Funds Form Operations ("FFO") for the current year's quarter increased 3.9% to $1,859,000 ($1.18 per share) compared to $1,790,000 ($1.15 per share)
     last year.

Net Income for the nine months ended July 31, 2001 increased 3.1% to $3,524,000 ($2.25 per diluted share) on revenues of $14,647,000, compared to Net Income of $3,418,000 ($2.19 per share) on revenues of $13,311,000 last year. FFO for the current nine-month period increased 6.3% to $4,745,000 ($3.03 per diluted share) from $4,464,000 ($2.86 per share) last year.

RESIDENTIAL  PROPERTIES:  Earnings  (Net Income  before debt service) at FREIT's
     Residential properties increased 7.1% to $2.3 million on revenues of $5.0 million during the nine months ended 7/31/01. This compares to Earnings of $2.1 million on revenues of $4.7 million for the nine months ended 7/31/00. Average occupancy during the current nine months period was 93.9% compared to 93.1% for the prior year's period. The increase in Net Income resulted from higher monthly apartment rents experienced during the current nine-month period compared to last year.

Net Income at FREIT's 40% owned affiliate, which owns a 210 unit garden apartment community in Westwood, NJ, increased 10.9% to $296,000 for the current nine month period, up from $267,000 last year.

RETAIL PROPERTIES: Earnings (Net Income before debt service) at the Retail properties increased 6.1% to $4.9 million on revenues of $9.0 million during the nine months ended 7/31/01 compared Earnings of $4.6 million on revenues of $7.9 million for last year's comparable period. All of the increase is attributable to the inclusion of the operations of Olney Town Center ("Olney") for the full nine months this year compared to only four months last year.

EXPENSES:  Increases in expenses at the properties  resulted from the following:
     higher utility and snow removal costs due to a more severe winter this fiscal year compared to last year, and the inclusion of Olney.

DIVIDENDS: FREIT declared a third quarter dividend of $.60 per share payable on September 18, 2001 to shareholders of record on September 4, 2001. This raises total dividends for the 2001 fiscal year to $1.80 per share compared to last year's dividends per share of $1.50 for the nine months ended 7/31/00.

                                   ~~~~~~~~~~

         The statements in this report that relate to future earnings or performance are forward-looking. Actual results might differ materially and be adversely affected by such factors as longer than anticipated lease-up periods or the inability of tenants to pay increased rents. Additional information about these factors is contained in the Trust's filings with the SEC including the Trust's most recent filed report on Form 10-K and Form 10-Q.

                       FIRST REAL ESTATE INVESTMENT TRUST
                                 Of New Jersey

                                                   Summary Consolidated Balance Sheet Data
                                                         (in thousand of dollars)
                                                                 July 31,
                                                            2001          2000
                                                            ----          ----
Real Estate Properties, Net Of Depreciation              $ 77,247      $ 78,353
Cash & Cash Items                                           8,712         2,360
Marketable Securities                                       4,518         9,380
Equity In Affiliate                                          (378)         (359)
Mortgage Notes Payable                                     69,575        70,418
Minority Interest                                           1,273         1,034
Shareholder's Equity                                       21,927        21,526
Shares Outstanding                                          1,560         1,560


                                                                           Summary Consolidated Statement of Income
                                                                     (in thousands of dollars, except Per Share amounts)

                                                                   Nine Months Ended                    Three Months Ended
                                                                       July 31,                              July 31,
                                                             ----------------------------          ---------------------------
                                                                2001               2000               2001              2000
Revenues:
Rental Income                                                $ 11,737           $ 10,703           $  3,962           $  3,873
Reimbursements                                                  1,936              1,555                650                561
Net Investment Income                                             593                620                189                204
Equity In Earnings Of Affiliate                                   118                107                 56                 35
Other                                                             263                326                179                219
------------------------------------------------------------------------------------------------------------------------------
        Total Revenue                                          14,647             13,311              5,036              4,892
------------------------------------------------------------------------------------------------------------------------------
Expenses:
Operating Expenses & Management Fees                            3,315              2,779              1,031                896
Real Estate Taxes                                               1,745              1,603                587                565
Financing Costs                                                 4,074              3,779              1,300              1,400
General & Administrative                                          289                273                 90                 69
Depreciation                                                    1,653              1,442                551                542
Minority Interest                                                  47                 17                 31                 11
------------------------------------------------------------------------------------------------------------------------------
        Total Expenses                                         11,123              9,893              3,590              3,483
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
        Net Income                                              3,524              3,418              1,446              1,409
------------------------------------------------------------------------------------------------------------------------------

        Net Income Per Share
          Basic Earnings Per Share                           $   2.26           $   2.19           $   0.93           $   0.90
          Diluted Earnings Per Share                         $   2.25                (a)           $   0.92                (a)
------------------------------------------------------------------------------------------------------------------------------

Funds From Operations:
Net Income                                                   $  3,524           $  3,418           $  1,446           $  1,409
Depreciation & Amortization                                     1,747              1,522                579                574
Deferred Rents                                                   (301)              (319)               (99)              (123)
Capital Improvements - Apartments                                (348)              (230)              (124)              (115)
Other                                                             123                 90                 57                 45
------------------------------------------------------------------------------------------------------------------------------
        Funds From Operations                                   4,745              4,481              1,859              1,790
------------------------------------------------------------------------------------------------------------------------------

        Funds From Operations Per Share
          Basic FFO Per Share                                $   3.04           $   2.87           $   1.19           $   1.15
          Diluted FFO Per Share                              $   3.03                (a)           $   1.18                (a)
==============================================================================================================================

        (a) No dilution.


             First Real Estate Investment Trust is a publicly traded
       (over-the-counter -- symbol FREVS) REIT organized in 1961. It has approximately $97 million (historical cost basis) of assets.
        Its portfolio of residential and retail properties extends from
Eastern L.I. to Maryland, with the largest concentration in Northern New Jersey
   For additional information contact Shareholder Relations at (201) 488-6400